Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Covance Inc. 2014 Employee Equity Participation Plan of our reports dated February 27, 2014, with respect to the consolidated financial statements of Covance Inc. and the effectiveness of internal control over financial reporting of Covance Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey
May 28, 2014